Exhibit (h)

            Shares

Common Stock

($.001 Par Value Per Share)

UNDERWRITING AGREEMENT

                 , 2004

UNDERWRITING AGREEMENT

               , 2004

Ferris, Baker Watts, Incorporated
D.A. Davidson & Co.
Sterne, Agee & Leach, Inc.
Wunderlich Securities, Inc.
Sands Brothers & Co., Ltd.
c/o Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

                    Prospect Energy Corporation, a Maryland corporation (the “Company”), proposes to issue and sell an aggregate of            shares (the “Firm Shares”) of Common Stock, $.001 par value per share (the “Common Stock”), of the Company.  It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold by the Company to the several Underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offer and sale of such Firm Shares.  Ferris, Baker Watts, Incorporated (“FBW”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional              shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested FBW to administer a directed share program (the “Directed Share Program”) under which up to 66,667 Firm Shares of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by FBW at the initial public offering price to the Company’s directors, employees and certain other parties related to the Company as designated by the Company (collectively, the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations.  The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares.  The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder.  The Company has supplied FBW with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program.  It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-114552)

including a prospectus, relating to the Shares.  A Form N-54A—Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-00659) (the “Notification of Election”) was filed with the Commission on April 16, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).  The Company has furnished to FBW, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a “Preliminary Prospectus”) relating to the Shares.  Except where the context otherwise requires, the registration statement, as amended when it became effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497(h) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 497(h) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.”  As used herein, “business day” shall mean a day on which The Nasdaq National Market is open for trading.

The Company has entered into an investment advisory and management agreement, dated as of                , 2004 (the “Investment Advisory Agreement”), with Prospect Capital Management, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of                , 2004 (the “Administration Agreement”), with Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”).

The Company, the Adviser, the Administrator and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $          per Share.  The Company is advised by FBW that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in FBW’s judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by FBW on behalf of the several Underwriters at any time on or before the thirtieth day following the date of the Prospectus, by written notice to the

Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as FBW may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on                , 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

The Company shall also pay to FBW a financial advisory fee of 0.25% of the gross proceeds (before underwriting discounts or commissions) to the Company from the sale of the Shares at the time of purchase and, if applicable, the additional time of purchase (the “Advisory Fee”); provided, however, that the maximum amount of the Advisory Fee payable to FBW by the Company shall be $500,000.

3.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)           the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Preliminary Prospectus in the form distributed in connection with the offering of the Shares complied in all material respects to the requirements of the Act and did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, at the time of purchase and the additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and at the additional time of purchase, in all material respects with the requirements of the Act, and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Company is eligible to use Form N-2; the Registration Statement did not, when it became effective, does not and will not, at the time of purchase and the additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and at the additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b)           as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Prospectus entitled “Capitalization”(subject, in the case of the time of purchase and in the event that the time of purchase and the additional time of purchase occur concurrently, to the issuance of the Additional Shares, and subject, in the case of the additional time of purchase, to the issuance of the Additional Shares); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal;

(c)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d)           the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operation or prospects of the Company (a “Material Adverse Effect”);

(e)           the Company has no subsidiaries (as defined in the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and the by-laws  of the Company and all amendments thereto through the date hereof have been delivered to you;

(f)            the Shares have been duly and validly authorized and, when issued and delivered against payment therefor by you as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights or rights of first refusal;

(g)           the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)           this Agreement and the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company;

(i)            the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or by-laws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, except, with respect to clause (ii), to the extent that any such contravention would not have a Material Adverse Effect, and the execution, delivery and performance by the Company of this Agreement, the Investment Advisory Agreement and Administration Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the charter or by-laws of the Company, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, with respect to clauses (ii) and (iii), to the extent that such contravention would not have a Material Adverse Effect;

(j)            no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and (ii) filing of the Notification of Election under the Investment Company Act, which has been effected;

(k)           except as set forth in the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights or rights of first refusal to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(l)            the Company has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such consent would not have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          all legal proceedings, government proceedings known to the Company, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(n)           there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(o)           KPMG LLP, whose report on the statement of assets and liabilities of the Company is filed with the Commission as part of the Prospectus, are independent registered public accountants as required by the Act;

(p)           the audited statement of assets and liabilities included in the Prospectus, together with the related notes, present fairly the financial position of the Company as of the date indicated; there are no financial statements that are required to be included in the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(q)           subsequent to the date of the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend of any kind declared, paid or made on the capital stock of the Company;

(r)            the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons and  entities named in Exhibit A-1 hereto; except for the directors and executive officers of the Company named in Exhibit A-1 hereto, the Company’s other directors and executive officers do not directly own shares of Common Stock and will not directly own any shares of Common Stock upon consummation of the transactions contemplated hereby;

(s)           the Company is not and, after giving effect to the offering and sale of the Shares, will not be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the Investment Company Act;

(t)            when the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and compiled in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(u)           the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; the Company has not received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(v)           the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(w)          the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(x)            the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y)           the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(z)            the Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(aa)         neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus;

(bb)         neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(cc)         any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(dd)         to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or securityholders;

(ee)         the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder;

(ff)           the approvals by the board of directors and the initial sole stockholder of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(gg)         (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(hh)         the Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and all required action has been taken by the Company under the Act to make the public offering and consummate the sale of the Shares as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company will comply in all material respects with the requirements of the Investment Company Act;

(ii)           the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder;

(jj)           the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services;

(kk)         the Company and, to its knowledge, its directors and officers (in such capacity) are in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Commission’s applicable published rules promulgated thereunder that are effective, and the Company is taking steps to ensure that it will comply with other applicable provisions of the Sarbanes-Oxley Act and the Commission’s applicable published rules promulgated thereunder upon the effectiveness of such provisions.

In addition, any certificate signed by any duly appointed officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

4.             Representations and Warranties of the Adviser and the Administrator.  The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters that:

(a)           each of the Adviser and the Administrator has been duly formed and is validly existing as a Delaware limited liability company, and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, constitute a material adverse change in the business, financial condition, capitalization or regulatory status of such entity, or otherwise be reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, a “Material Adverse Change”);

(b)           the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.  There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c)           there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser and the Administrator, threatened to which either the Adviser or the Administrator or any of their officers, partners or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) constituting, individually or in the aggregate, a Material Adverse Change, or (B) preventing the consummation of the transactions contemplated hereby;

(d)           neither the Adviser nor the Administrator is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would  reasonably expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its limited liability company operating agreement and other organizational documents or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would constitute a Material Adverse Change, and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement (with respect to the Adviser only) and the Administration Agreement (with respect to the Administrator only) and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) its limited liability company operating agreement or (ii) or other organizational documents of the Adviser or the Administrator or (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party, or (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (iii) and (iv), to the extent that any such contravention would not have a Material Adverse Change;

(e)           this Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law;

(f)            the description of the Adviser and the Administrator contained in the Prospectus is true, accurate and complete in all material respects;

(g)           each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and, with respect to the Adviser only, the Investment Advisory Agreement and, with respect to the Administrator only, the Administration Agreement;

(h)           subsequent to the date of the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization or regulatory status of the Adviser or the Administrator, or that would otherwise prevent the Adviser or the Administrator from carrying out its respective obligations under the Investment Advisory Agreement or the Administration Agreement, as appropriate;

(i)            each of the Adviser and the Administrator has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents would not constitute a Material Adverse Change; neither the Adviser or the Administrator is in violation of, or in default under, nor has the Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, constitute a Material Adverse Change;

(j)            neither the Adviser, the Administrator nor any of their respective members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(k)           the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute a Material Adverse Change;

(l)            the Adviser is using its best efforts to develop and implement a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuate by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization; and

(m)          the Administrator is using its best efforts to develop and implement a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.             Certain Covenants of the Company, the Adviser and the Administrator.  The Company agrees, and the Adviser and the Administrator, jointly and severally, agree:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)           if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise FBW promptly and, if requested by FBW, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497(h) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d)           to advise FBW promptly, and, if requested, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise FBW promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and to provide FBW and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which FBW shall reasonably object in writing;

(e)           subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to promptly notify FBW of such filing;

(f)            to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company for such fiscal year accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(g)           to furnish to FBW and to each of the other Underwriters, only to the extent not otherwise available on the Commission’s EDGAR system, for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities association on which any class of securities of the Company is quoted, and (iv) such other information as you may reasonably request regarding the Company;

(h)           to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof; provided, however, that this requirement to furnish any such information shall be subject to compliance with applicable law;

(i)            if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(j)            to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare, at any time prior to 90 days after the date of this Agreement, at the Company’s expense, and thereafter, at the Underwriters’ expense, and furnish to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(k)           to make generally available to its security holders, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than _____ __, 2005;

(l)            to furnish to you eight copies of the Registration Statement and the Notice of Election, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) for distribution of a copy of each of the other Underwriters;

(m)          to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n)           the Company, during a period of two years from the effective date of the Company’s election to be a business development company, will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(o)           the Company will use its best efforts to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated;

(p)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each Preliminary Prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any quotation of the Shares on The Nasdaq National Market and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares, the reasonable expenses incurred by FBW in connection with the road show and the cost of any aircraft chartered in connection with the road show, (viii) the offer and sale of the Reserved Shares, including all reasonable costs and expenses of FBW and the Underwriters, including the reasonable fees and disbursement of counsel for the Underwriters, and (ix) the performance of the Company’s other obligations hereunder (including costs incurred in connection with the purchase of the Additional Shares, if any);

(q)           not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of FBW, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and (ii) any issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plan;

(r)            to use its best efforts to cause the Common Stock to be quoted on The Nasdaq National Market, including complying with any permitted delayed compliance periods with respect to certain provisions contained in Rules 4200 and 4350 of the NASD Manual;

(s)           to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(t)            to use its best efforts to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation in accordance with the NASD’s Rule 2790; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

Notwithstanding the Company’s obligation under Section 5(p) herein, the Company shall only be responsible for paying up to an aggregate of $50,000 of the actual out-of-pocket expenses incurred by FBW in connection with the offering of the Shares pursuant to this Agreement.

6.             Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(p) hereof, reimburse the Underwriters for all of their actual out–of–pocket expenses incurred, including the reasonable fees and disbursements of their counsel incurred in connection with this Agreement and the transactions contemplated hereunder.

7.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Shearman & Sterling LLP, counsel for the

Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sutherland Asbill & Brennan LLP, counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(b)           (i)  You shall have received an opinion of Venable LLP, special Maryland counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sutherland Asbill & Brennan LLP, counsel for the Underwriters, substantially to the effect set forth in Exhibit C hereto.

(ii)  You shall have received an opinion of [    ], special Delaware counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sutherland Asbill & Brennan LLP, counsel for the Underwriters, substantially to the effect set forth in Exhibit D hereto.

(c)           You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by FBW.

(d)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Sutherland Asbill & Brennan LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect the sale of the Shares and other related matters as the Underwriters may require.

(e)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object.

(f)            The Registration Statement shall become effective not later than 5:30 p.m. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 497(h) under the Act at or before 5:30 p.m. New York City time on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m. New York City time on the date of this Agreement.

(g)           Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as then amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)           Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company or the Adviser shall occur or become known.

(i)            The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer in the form attached as Exhibit E hereto.

(j)            You shall have received signed Lock-up Agreements referred to in Section 3(r) hereof.

(k)           The Shares shall have been approved for quotation on The Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase and the additional time of purchase, as the case may be.

(l)            The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m)          The Adviser and the Administrator will, at the time of purchase and, if applicable, at the additional time of purchase, each deliver to you a certificate signed by one of its executive officers in the form attached as Exhibit F hereto.

(n)           Prospect Street Venture I, LLC shall, on the date of this Agreement, at the time of purchase and, if applicable, at the additional time of purchase, have delivered to you a certificate signed by one of its senior partners in the form attached as Exhibit G.

8.             Effective Date of Agreement; Termination.  This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of FBW, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company or the Adviser, which would, in FBW’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in FBW’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

If FBW elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.             Increase in Underwriters’ Commitments.  Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non–defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting

Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                          Indemnity and Contribution.

(a)           (1)  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post–effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, provided, however, that as to any Preliminary Prospectus the Company shall not be liable to any Underwriter or any person controlling such Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by such Underwriter if the Underwriter was legally required to and failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, as amended or supplemented, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) the Directed Share Program, provided that, subject to applicable provisions of the Investment Company Act, if any, the Company shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

(2)  The Adviser and the Administrator, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 10 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such  subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any of the matters specified in clauses (i) through (iii) of subsection (a)(1) of this Section 10 or (y) any untrue statement or alleged untrue statement made by the Adviser or the Administrator in Section 4 hereof.

(3)  If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company, the Adviser or the Administrator, as appropriate, pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company, the Adviser or the Administrator, as appropriate, in writing of the institution of such Proceeding and the Company, the Adviser or the Administrator, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, the Adviser or the Administrator, as appropriate, shall not relieve the Company, the Adviser or the Administrator, as appropriate, from any liability which the Company, the Adviser or the Administrator, as appropriate, may have to any Underwriter or any such person or otherwise.  Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company, the Adviser or the Administrator, as appropriate, in connection with the defense of such Proceeding or the Company, the Adviser or the Administrator, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, the Adviser or the Administrator, as appropriate, (in which case the Company, the Adviser or the Administrator, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Adviser or the Administrator, as appropriate, and paid as incurred (it being understood, however, that the Company, the Adviser or the Administrator, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company, the Adviser or the Administrator, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Adviser or the Administrator, as appropriate, the Company, the Adviser or the Administrator, as appropriate, agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(4)  The Company agrees, and the Adviser and the Administrator, jointly and severally, agree to indemnify, defend and hold harmless FBW and its partners, directors and officers, and any person who controls FBW within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, FBW or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a)(1), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided that, subject to applicable provisions of the Investment Company Act, if any, the Company shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of FBW in conducting the Directed Share Program.  The provisions of Section 10(a)(3) shall apply equally to any Proceeding brought against FBW or any such person in respect of which indemnity may be sought against the Company, the Adviser or the Administrator pursuant to the foregoing sentence; except that the Company, the Adviser and the Administrator shall be liable for the expenses of one separate counsel (in addition to any local counsel) for FBW and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their directors, partners and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company, the Adviser or the Administrator, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post–effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, the Adviser or the Administrator, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Adviser or the Administrator, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Adviser or the Administrator, or any such person or otherwise.  The Company, the Adviser or the Administrator, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser or the Administrator, or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)           If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)           The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e)           The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company, the Adviser, the Administrator and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Adviser or the Administrator, against any of the Company’s officers or directors, the Adviser and the Administrator or their partners or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

11.           Information Furnished by the Underwriters.  The statements set forth in the first, second and fourth paragraphs under the caption “Underwriting” and the first four paragraphs under the caption “Underwriting — Stabilization, Short Positions and Penalty Bids” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

12.           Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Ferris, Baker Watts, Incorporated
100 Light Street, 8th Floor,
Baltimore, Maryland 21202

Facsimile: (410) 468-2766
Attention: Mr. Cliff K. Booth

with a copy to:

Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2415
Facsimile: (202) 637-3593
Attention: Steven B. Boehm, Esq.

If to the Company:

Prospect Energy Corporation
10 East 40th Street, 44th Floor
New York, NY 10016
Facsimile: (212) 448-9652
Attention: John F. Barry

with a copy to:

Shearman & Sterling LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
Facsimile: (212) 508-8100
Attention: Thomas J. Friedmann, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

13.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of Maryland.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.           Partial Enforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters, the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s and the Administrator’s and any of the Underwriters’ respective businesses and/or assets.

18.           Miscellaneous.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Prospect Energy Corporation

By:
Name:
Title:

Prospect Capital Management, LLC

By:
Name:
Title:

Prospect Administration, LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Ferris, Baker Watts, Incorporated
D.A. Davidson & Co.
Sterne, Agee & Leach, Inc.
Wunderlich Securities, Inc.
Sands Brothers & Co., Ltd.

By:	Ferris, Baker Watts, Incorporated

Name:
Title: